UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2000

IDG BOOKS WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-24617	04-3078409
(Commission File Number)	(IRS Employer Identification Number)

919 East Hillsdale Blvd.
Foster City, CA   94404
(Address of principal executive offices including zip code)

(650) 653-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

(a) On August 10, 2000, IDG Books Worldwide, Inc. (the "Company"), through its wholly-owned subsidiary Greenfields Acquisitions, Inc., acquired substantially all of the net assets of Hungry Minds, Inc. ("HMI"), a privately-held e-learning company with proprietary online learning technology and online learning solutions for corporations, individuals and students. The acquisition price of approximately $5.0 million consisted of $3.3 million cash paid into escrow (to be released over a twenty-four month period assuming certain conditions, as stated in the Asset Purchase Agreement, are fulfilled, including valid assignment of rights to intangible property), a $0.9 million cash payment to a HMI creditor, a $0.4 million advance to HMI prior to closing, and a warrant valued at approximately $360,000. The warrant provides for the purchase of 62,992 shares of IDGB stock at $8.50 per share, which expires in 2005, and becomes exercisable only if the Company's stock price reaches $24.9375. The purchase price was determined as a result of arm's length negotiations between senior management of the Company and HMI. The Company funded the acquisition with $4.4 million in borrowings based on a credit agreement, dated as of July 30, 1999, between the Company, Bank Boston, and a group of other banks. A copy of the Company's press release dated August 10, 2000 was filed as Exhibit 99.1 of the 8-K filed on August 25, 2000, included herein as Exhibit 99.1, and incorporated herein by reference.

(b) Assets of HMI which were acquired include computer equipment and other physical property, as well as software and the e-learning site, hungryminds.com, used in the business of HMI as described elsewhere herein. The Company intends to continue such use.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.

HUNGRY MINDS, INC.
(A Development Stage Company)

Financial Statements as of and for the Periods
Ended December 31, 1998 and 1999 and as of June 30, 2000 and for the Six Months Ended June 30, 1999 and 2000 (Unaudited) and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of
Hungry Minds, Inc.:

We have audited the accompanying balance sheets of Hungry Minds, Inc. (the "Company") (a development stage company) as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity (deficit) and cash flows for the period September 1, 1998 (inception) to December 31, 1998 and for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Hungry Minds, Inc. as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, IDG Books Worldwide, Inc. acquired substantially all of the assets of the Company as of August 10, 2000.

Deloitte & Touche LLP
San Jose, California

August 28, 2000

HUNGRY MINDS, INC.
(A Development Stage Company)

BALANCE SHEETS

                                               December 31,
                                       -------------------------    June 30,
                                          1998          1999          2000
                                       -----------  ------------  ------------
                                                                  (Unaudited)
ASSETS

CURRENT ASSETS:
  Cash                                $    17,771  $     21,915  $    203,109
  Trade receivables, net                    -             3,159        68,004
  Other receivables                         -            42,750        -
  Prepaid expenses                          -           142,794       145,520
                                       -----------  ------------  ------------
       Total current assets                17,771       210,618       416,633

PROPERTY AND EQUIPMENT - Net               14,289     2,902,754     2,399,592

DEPOSITS FOR OFFICE SPACE LEASES           10,183        57,183        57,183
                                       -----------  ------------  ------------
TOTAL ASSETS                          $    42,243  $  3,170,555  $  2,873,408
                                       ===========  ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
(DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                    $     -      $    643,522  $  1,168,432
  Accrued compensation and benefits        10,033       131,723        -
  Other accrued liabilities                 3,513     1,454,272     1,224,450
  Deferred revenue                          -            -             92,301
  Capital lease obligations                 -            78,979       317,662
  Notes payable - related parties          55,000        -          2,949,500
  Other current liabilities                 -            10,793        53,966
                                       -----------  ------------  ------------
       Total current liabilities           68,546     2,319,289     5,806,311

OTHER LIABILITIES                           -           260,619       103,727

CAPITAL LEASE OBLIGATIONS                   -           200,528       670,624
                                       -----------  ------------  ------------
       Total liabilities                   68,546     2,780,436     6,580,662
                                       -----------  ------------  ------------
COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock:  no par value; shares
    authorized: 18,000,000 in 1999
    and 35,000,000 in 2000; shares
    issued and outstanding:
    2,644,957 in 1999 and 2000              -            -             -
  Convertible preferred stock: no
    par value; shares authorized:
    17,045,000 in 1999 and
    22,000,000 in 2000;  shares
    issued and outstanding
    17,000,000 in 1999 and
    22,000,000 in 2000; aggregate
    liquidation preference of
    $10,805,000 in 1999 and
    $22,000,000 in 2000)                    -        10,863,075    15,858,871
  Additional paid-in capital                -           370,809       370,809
  Accumulated deficit                     (26,303)  (10,843,765)  (19,936,934)
                                       -----------  ------------  ------------
       Total shareholders' equity
         (deficit)                        (26,303)      390,119    (3,707,254)
                                       -----------  ------------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIT)                    $    42,243  $  3,170,555  $  2,873,408
                                       ===========  ============  ============

See notes to financial statements.

HUNGRY MINDS, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

                                                                                           Cumulative
                                    September 1,                                              from
                                       1998                                               September 1,
                                    (Inception)                                               1998
                                        to        Year Ended   Six Months Ended June 30,  (Inception)
                                    December 31, December 31,  -------------------------  to June 30,
                                       1998          1999         1999          2000          2000
                                    -----------  ------------  -----------  ------------  ------------
                                                                    (Unaudited)           (Unaudited)
OPERATING REVENUES:
  E-commerce commissions           $     -      $      4,165  $     -      $     81,437  $     85,602
  Setup fees                             -            -             -            12,917        12,917
  Advertising                            -            -             -            11,917        11,917
                                    -----------  ------------  -----------  ------------  ------------
    Total operating revenues             -             4,165        -           106,271       110,436

OPERATING EXPENSES:
  Development and engineering           12,519     6,509,325    1,015,332     3,675,111    10,196,955
  Selling and marketing                  -         3,302,522      129,029     4,349,831     7,652,353
  General and administrative            12,900       939,003      176,560     1,139,971     2,091,874
                                    -----------  ------------  -----------  ------------  ------------
    Total operating expenses            25,419    10,750,850    1,320,921     9,164,913    19,941,182
                                    -----------  ------------  -----------  ------------  ------------
LOSS FROM OPERATIONS                   (25,419)  (10,746,685)  (1,320,921)   (9,058,642)  (19,830,746)

INTEREST EXPENSE                          (884)      (76,260)     (35,819)      (66,716)     (143,860)

OTHER INCOME                             -             5,483        -            32,189        37,672
                                    -----------  ------------  -----------  ------------  ------------
NET LOSS                           $   (26,303) $(10,817,462) $(1,356,740) $ (9,093,169) $(19,936,934)
                                    ===========  ============  ===========  ============  ============

See notes to financial statements.

HUNGRY MINDS, INC.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIT)

                                                                                          Deficit
                                                                                        Accumulated      Total
                                Preferred Stock            Common Stock      Additional    in the     Shareholders'
                              ------------------------ --------------------   Paid-in   Development      Equity
                                Shares       Amount      Shares     Amount    Capital      Stage       (Deficit)
                              -----------  ----------- ----------  --------  ---------  ------------  ------------
BALANCES, SEPTEMBER 1, 1998           --  $       --         --   $    --   $     --   $       --    $        --
  Net loss                                                                                  (26,303)      (26,303)
                              -----------  ----------- ----------  --------  ---------  ------------  ------------
BALANCES, DECEMBER 31, 1998                                                                 (26,303)      (26,303)
  Issuance of Series A
    preferred stock, at
    $0.41 per share, upon
    conversion of notes
    payable                   10,500,000    4,377,695                                                   4,377,695
  Sale of Series B preferred
    stock, at $1.00 per
    share, net of expenses
    of $14,620                 6,500,000    6,485,380                                                   6,485,380
  Issuance of common stock,
    at $0.10 per share,
    upon conversion of
    notes payable                                      2,000,000              204,449                     204,449
  Exercise of common stock
    options                                              644,957               43,546                      43,546
  Issuance of stock
    options to nonemployees
    for services                                                              122,814                     122,814
  Net loss                                                                              (10,817,462)  (10,817,462)
                              -----------  ----------- ----------  --------  ---------  ------------  ------------
BALANCES, DECEMBER 31, 1999   17,000,000   10,863,075  2,644,957       --     370,809   (10,843,765)      390,119
  Sale of Series B preferred
    stock, at $1.00 per
    share, net of expenses
    of $4,204 (unaudited)      5,000,000    4,995,796                                                   4,995,796
  Net loss (unaudited)                                                                   (9,093,169)   (9,093,169)
                              -----------  ----------- ----------  --------  ---------  ------------  ------------
BALANCES, JUNE 30, 2000
  (unaudited)                 22,000,000  $15,858,871  2,644,957  $    --   $ 370,809  $(19,936,934) $ (3,707,254)
                              ===========  =========== ==========  ========  =========  ============  ============

See notes to financial statements.

HUNGRY MINDS, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

                                                                                               Cumulative
                                                                                                  from
                                       September 1,                                           September 1,
                                           1998          Year           Six Months Ended          1998
                                       (Inception) to    Ended               June 30,         (Inception)
                                       December 31,  December 31,   ------------------------  to June 30,
                                           1998          1999          1999         2000          2000
                                       ------------  -------------  -----------  -----------  ------------
                                                                           (Unaudited)        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                            $    (26,303) $ (10,817,462) $(1,356,740) $(9,093,169) $(19,936,934)
  Adjustments to reconcile net cash
    used in operating activities:
    Depreciation                               --         550,105       68,992      733,359     1,283,464
    Loss on sale of property and
      equipment                                --             --           --       202,423       202,423
    Issuance of stock options to
      nonemployees                             --         122,814          --           --        122,814
    Accrued interest on notes
      payable - related party                  884         76,260       35,819       54,159       131,303
    Amortization of deferred profit
      on sale                                  --            --            --       (26,983)      (26,983)
    Changes in assets and liabilities:
      Receivables                              --          (8,642)         --       (59,362)      (68,004)
      Prepaid expenses                         --        (142,795)     (78,673)      (2,726)     (145,521)
      Accounts payable and accrued
        expenses                            12,662      2,000,599      521,231      109,206     2,122,467
      Deferred revenue                         --            --            --        92,301        92,301
      Other liabilities                        --            --            --      (216,256)     (216,256)
                                       ------------  -------------  -----------  -----------  ------------
           Net cash used in
             operating activities          (12,757)    (8,219,121)    (809,371)  (8,207,048)  (16,438,926)
                                       ------------  -------------  -----------  -----------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment      (14,289)    (2,868,063)  (1,634,202)    (129,207)   (3,011,559)
  Proceeds from disposal of
    property and equipment                     --         173,893          --       695,574       869,467
  Deposits for office space leases         (10,183)       (84,267)     (47,000)         --        (94,450)
  Refunded deposit for office
    space leases                               --            --            --        37,267        37,267
  Proceeds from deposits on
    subleased office space                     --          22,776       22,776          --         22,776
                                       ------------  -------------  -----------  -----------  ------------
           Net cash provided by
             (used in) investing
             activities                    (24,472)    (2,755,661)  (1,658,426)     603,634    (2,176,499)
                                       ------------  -------------  -----------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of preferred stock, net
    of expenses                                --       6,485,380          --     4,995,796    11,481,176
  Exercise of common stock
    options                                    --          43,546          --           --         43,546
  Proceeds from notes payable -
    related parties                         55,000      4,450,000    3,245,000    2,949,500     7,454,500
  Principal payments on
    obligations under capital
    lease                                      --            --            --      (160,688)     (160,688)
                                       ------------  -------------  -----------  -----------  ------------
           Net cash provided by
             financing
             activities                     55,000     10,978,926    3,245,000    7,784,608    18,818,534
                                       ------------  -------------  -----------  -----------  ------------
NET INCREASE IN CASH                        17,771          4,144      777,203      181,194       203,109

CASH, BEGINNING OF PERIOD                      --          17,771       17,771       21,915          --
                                       ------------  -------------  -----------  -----------  ------------
CASH, END OF PERIOD                   $     17,771  $      21,915  $   794,974  $   203,109  $    203,109
                                       ============  =============  ===========  ===========  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION - Cash paid for
     interest expense                 $        --   $        --    $       --   $    12,557  $     12,557

NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Property and equipment acquired
     under capital leases             $        --   $     279,507  $       --   $   869,467  $  1,148,974
  Property and equipment acquired
     under other financing
     arrangements                              --         432,512      432,512          --        432,512
  Conversion of notes payable to
     common stock                              --         204,449      204,449          --        204,449
  Conversion of notes payable to
     preferred stock                           --       4,377,695          --           --      4,377,695

See notes to financial statements.

HUNGRY MINDS, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
PERIODS ENDED DECEMBER 31, 1998 AND 1999
AND SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - Hungry Minds, Inc. (the "Company") commenced operations on September 1, 1998, and was incorporated in California, on February 4, 1999. The Company was initially incorporated as The Knowledge Project, Inc. and changed its name to Hungry Minds, Inc. in October 1999.

The Company is a provider of e-learning sites for internet communities and businesses interested in providing learning solutions to their users and employees. The e-learning sites are customized internet-based environments with content and hosting provided by the Company. Online users have access to original content and content produced by various vendors. The Company launched its website in September 1999.

As of June 30, 2000, the Company was a development stage company. Successful completion of the Company's development program and, ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities, increasing its customer base and implementing and successfully executing its business and marketing strategy.

Revenue Recognition - The Company's revenues are derived from setup and maintenance fees earned from the creation and development of customized e-learning sites, in addition to commissions generated through e- commerce sales and advertising arrangements. Setup fees are deferred and amortized over the stated contract period of twelve months. Maintenance fees are recognized as the underlying services are provided. E-commerce commission is recognized upon delivery of the product sold by the vendor. Advertising revenue is recognized ratably on a straight line basis, over the period in which the advertisement is displayed, which is generally one year. Amounts collected in advance of advertising revenue being recognized are recorded as deferred revenue in the accompanying financial statements.

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 3 years.

Capitalized Leases - Equipment subject to noncancelable leases, which meet the criteria of capital leases, is capitalized at the present value of the minimum lease payments due over the term of the lease and amortized over the estimated useful life of the equipment or the lease term, whichever is shorter.

Income Taxes - The Company accounts for income taxes using an asset and liability approach. Deferred income tax assets and liabilities result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock Based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable. Risks associated with cash are mitigated by placing such amounts with high credit quality financial institutions.

Credit risk with respect to trade receivables is spread over diverse customers who make up the Company's customer base. At December 31, 1998 and 1999, no one customer accounted for more than 10% of total accounts receivable. The allowance for doubtful accounts was $0, $1,006 and $5,000 (unaudited) as of December 31, 1998 and 1999 and June 30, 2000, respectively.

Comprehensive Income - For the periods presented, the Company's comprehensive loss, as defined by SFAS No. 130, Reporting Comprehensive Income, is equal to its net loss.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Financial Information - Interim financial statements as of June 30, 2000 and for the six months ended June 30, 1999 and 2000 are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements. In the opinion of management, all adjustments (consisting only or normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

Recently Issued Accounting Standards - In June 1998 and June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards SFAS No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, and Statement of Financial Accounting Standards No. 137 ("SFAS 137"), Deferral of the Effective Date of SFAS 133, respectively. SFAS 133 and SFAS 137 require the recognition of all derivatives as either assets or liabilities in the statement of financial position, and to measure those instruments at its fair value, and are effective for all fiscal years beginning after June 15, 2000. As of December 31, 1999, the Company was studying the application of SFAS 133 and the potential effect on its financial statements.

2. ACQUISITION OF THE COMPANY BY IDG BOOKS WORLDWIDE, INC.

On August 10, 2000, IDG Books Worldwide, Inc. ("IDG"), through its wholly owned subsidiary Greenfields Acquisitions, Inc., acquired certain net assets of the Company, including property and equipment, unbilled accounts receivables, intellectual property and rights under certain existing agreements. The purchase price of approximately $5 million paid by IDG consisted of $3.3 million in cash, a $900,000 payment by IDG to a Company creditor, a $400,000 advance to the Company and the issuance of a warrant to acquire 62,992 shares of IDG common stock. The warrant is fully vested, expires in 2005 and becomes exercisable only if IDG's stock price reaches $24.9375. Accounts receivable existing at the acquisition date and certain prepaid and other assets were excluded from the sale to IDG. Most liabilities were also specifically excluded from transfer to IDG, including existing accounts payable and accrued liabilities, obligations arising under or in connection with taxes of the Company, employee benefit plans and those incurred with the lease of real property.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                           December 31,
                                     ------------------------   June 30,
                                        1998         1999         2000
                                     -----------  -----------  -----------
                                                               (Unaudited)
Computer hardware                   $     9,689  $ 2,003,699  $ 2,243,032
Purchased computer software                 --     1,147,359    1,193,018
Furniture, fixtures and office
  equipment                               4,600       71,423       26,779
Leasehold improvements                      --       197,998          --
                                     -----------  -----------  -----------
           Total                         14,289    3,420,479    3,462,829

Accumulated depreciation                    --       517,725    1,063,237
                                     -----------  -----------  -----------
Property and equipment - net        $    14,289  $ 2,902,754  $ 2,399,592
                                     ===========  ===========  ===========

The above amounts include assets under capital lease with a cost basis of $279,507 and $1,148,974 and net book value of $279,507 and $957,478 at December 31, 1999 and June 30, 2000 (unaudited), respectively. There were no assets under capital lease at December 31, 1998.

4. ADVERTISING CONTRACT

In October 1999, the Company entered into a twelve-month agreement to purchase advertising space on the website of an unaffiliated company. Obligations associated with this contract and incurred as of December 31, 1999 totaled approximately $826,000 and were included in Other Accrued Liabilities and charged to Selling and Marketing expense. Subsequent to December 31, 1999, this advertising contract was cancelled. A final payment of approximately $878,000 as full satisfaction of the Company's outstanding obligations has been accrued at June 30, 2000.

5. INCOME TAXES

The Company was an S corporation for tax purposes from inception through August 4, 1999.

The primary components of the net deferred tax asset as of December 31, 1999 are:

Net operating loss carryforwards    $   960,446
Tax credits                             104,116
Other, net                              958,438
                                     -----------
           Total                      2,023,000

Valuation allowance                  (2,023,000)
                                     -----------
Net deferred tax asset              $       --
                                     ===========

No tax benefit from net operating losses and other deferred tax assets has been recorded through December 31, 1999. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company established a 100% valuation allowance at December 31, 1999 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

At December 31, 1999, the Company had net operating loss carryforwards of approximately $2,408,000, for federal tax purposes, which begin to expire during fiscal year 2019. Additionally, the Company has net operating loss carryforwards of approximately $2,429,000 for California franchise tax purposes, which begin to expire during fiscal year 2007. At December 31, 1999, the Company also had tax credit carryforwards of approximately $71,000 for federal tax purposes, which begin to expire during fiscal year 2014. Additionally, the Company has tax credit carryforwards of approximately $50,000 for California franchise tax purposes, which do not expire.

Internal Revenue Code Section 382 places a limitation (the "Section 382 Limitation") on the amount of taxable income which can be offset by net operating loss ("NOL") carryforwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. California has similar rules. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation. Due to these "change in ownership" provisions, utilization of the NOL and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods.

6. LEASES

The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through June 2004. At December 31, 1999, future minimum lease payments under noncancelable operating and capital leases are as follows:

                                                    Capital    Operating
                                                    Leases       Leases
                                                  -----------  -----------
Year ending December 31:
  2000                                               117,600      380,380
  2001                                               117,600      382,284
  2002                                               117,600      363,493
  2003                                                   --       334,510
  2004                                                   --       127,050
                                                  -----------  -----------
Total minimum lease payments                         352,800  $ 1,587,717
                                                               ===========
Less amount representing interest                     73,293
                                                  -----------
Present value of capital lease obligations           279,507

Less current portion                                  78,979
                                                  -----------
Long term portion of capital lease obligations   $   200,528
                                                  ===========

At December 31, 2000, future minimum rentals to be received through October 2003 under noncancelable operating subleases totaled $234,172.

Rent expense on operating leases was $10,184 and $255,393 for the periods ended December 31, 1998 and 1999, respectively, and $65,202 and $190,348 for the six months ended June 30, 1999 and 2000, respectively (unaudited). Rental income from operating subleases was $0 and $35,640 for the periods ended December 31, 1998 and 1999, respectively, and $2,742 and $32,898 for the six months ended June 30, 1999 and 2000, respectively (unaudited).

In January 2000, the Company entered into another capital lease agreement for computer equipment which provides for annual lease payments of $372,000 for a period of three years.

7. RELATED PARTY TRANSACTIONS

During 1998 and 1999, the Company received borrowings of $55,000 and $4,450,000, respectively, from its major shareholder and chief executive officer (including $3,245,000 received during the six months ended June 30, 1999). Interest recorded at a rate of 10% per annum on these borrowings was $884 and $76,260 for the periods ended December 31, 1998 and 1999, respectively.

During 1999 this principal and interest, totaling $4,582,144, was converted into 2,000,000 shares of common stock and 10,500,000 shares of Series A preferred stock.

During the six months ended June 30, 2000, the Company issued promissory notes totalling $2,549,000 to its major shareholder and chief executive officer. The borrowings are repayable on demand and are secured by the assets of the Company. The notes accrue interest at a rate of 10% per annum which is payable upon repayment of the principal. Interest recorded on the notes for the six months ended June 30, 2000 totalled $54,159 (unaudited).

During the six months ended June 30, 2000, the Company received non interest-bearing advances totaling $400,000 (unaudited) from IDG Books Worldwide, Inc. These advances are to be repaid from the proceeds from the sale to IDG Books Worldwide, Inc. subsequent to period end (see Note 8).

8. SHAREHOLDERS' EQUITY

Convertible Preferred Shares - In July 1999, the Company's Articles of Incorporation were amended to authorize the Company to issue 17,045,000 shares of no par value convertible preferred stock, of which 10,500,000 were designated Series A and 6,545,000 Series B.

At December 31, 1999, the amounts, terms and liquidation values of the Company's convertible preferred stock were as follows:

                                        Proceeds Net  Aggregate
                Shares                  of Issuance  Liquidation
              Authorized   Outstanding     Costs     Preference
              -----------  -----------  -----------  -----------
A             10,500,000   10,500,000  $ 4,305,000  $ 4,305,000
B              6,545,000    6,500,000    6,485,380    6,500,000
              -----------  -----------  -----------  -----------
Total         17,045,000   17,000,000  $10,790,380  $10,805,000
              ===========  ===========  ===========  ===========

In January 2000, the Company's Articles of Incorporation were amended to increase the authorized capital of Series B convertible preferred stock to 11,500,000 shares. In February 2000, the Company issued 5,000,000 shares of Series B convertible preferred stock at $1.00 per share, and received proceeds net of issuance costs of $4,995,796.

Significant terms of the outstanding convertible preferred stock are as follows:

  Holders of convertible preferred stock are entitled to receive dividends when and as declared by the Board of Directors. No dividends on convertible preferred stock or common stock have been declared by the Board from inception through June 30, 2000.
  Each share of preferred stock is convertible at the option of the shareholder into a number of shares of common stock determined by dividing $0.41 for Series A preferred stock and $1.00 for Series B preferred stock by the applicable conversion price. The initial conversion price, subject to adjustment in certain instances, is $0.41 and $1.00 per share for Series A and Series B preferred stock, respectively. Shares of preferred stock will be converted automatically, on the same terms, upon the first to occur of:

- sale of the Company's common stock in an underwritten public offering for gross aggregate cash proceeds of at least $15,000,000 and a public offering price of at least $2.00 per share of common stock; or

- the date specified by the majority of holders of Series A and Series B preferred stock, voting as a single class.
  Each share of preferred stock has voting rights equivalent to the number of shares of common stock into which it is convertible.
  In the event of liquidation, dissolution or winding up of the Company, holders of preferred stock are entitled to receive, after payment of debt and other liabilities of the Company but prior to any distributions to common stockholders, an amount per share of $0.41 plus any declared but unpaid dividend for each share of Series A preferred stock held and an amount per share of $1.00 plus any declared but unpaid dividend for each share of Series B preferred stock held. If the assets and funds to be distributed are insufficient to permit full payment, the funds are to be first distributed to holders of Series B preferred stock on a pro rata basis. If funds remain available after payment of the full preferential amount to holders of Series B preferred stock, they are to be distributed to holders of Series A preferred stock on a pro rata basis. Upon completion of the distribution, the holders of common stock will receive any remaining assets of the Company.

Stock Option Plan - In July 1999, the Company's Board of Directors approved the 1999 Equity Incentive Plan (the "Incentive Plan"). Under the Incentive Plan, the Board of Directors may issue options to purchase up to 6,000,000 shares of common stock. Options issued under the Incentive Plan may be either incentive stock options, granted to employees of the Company, or nonqualified stock options, granted to directors and consultants of the Company. Options granted to directors and consultants generally vest immediately on the date of the grant. Options granted to employees generally vest in installments over four years, commencing on the date of hire. Options generally expire ten years from the grant date.

A summary of activity under the Incentive Plan is set forth below:

                                                                   Weighted
                                                                    Average
                                                       Options     Exercise
                                                     Outstanding     Price
                                                     -----------  -----------
Outstanding, December 31, 1998                              --   $       --
Options granted (weighted average fair value
  of $0 per share)                                    3,396,267         0.09
Options exercised                                      (644,957)        0.07
Options cancelled                                      (148,625)        0.12
                                                     -----------  -----------
Outstanding, December 31, 1999 (537,735
  exercisable at a weighted average price
  of $0.07 per share)                                 2,602,685  $      0.10
                                                     ===========  ===========

At December 31, 1999, options to purchase 2,752,358 shares of common stock were available for grant. During the six months ended June 30, 2000, the Company issued options to purchase 1,693,125 shares of common stock at a weighted average exercise price of $0.20 per share.

Additional information regarding options outstanding as of December 31, 1999 is as follows:

                                                             Options Vested
                       Options Outstanding                  and Exercisable
                        December 31, 1999                  December 31, 1999
               -------------------------------------  -----------------------
                              Weighted
                              Average      Weighted                 Weighted
  Range of                   Remaining     Average      Number      Average
  Exercise       Number     Contractual    Exercise   Vested and    Exercise
   Prices      Outstanding  Life (yrs.)     Price     Outstanding    Price
-------------  -----------  ------------  ----------  -----------  ----------
$0.07-$0.20     2,602,685          9.16       $0.10      537,735       $0.07

Options Granted to Nonemployees - In August 1999, the Company granted 659,817 common stock options to consultants in conjunction with services performed. The Company recorded compensation expense of $122,814 for the fair value of the options on the date of grant which is included in operating expenses for the period ended December 31, 1999. No common stock options were granted to nonemployees during 1998 or during the six month periods ended June 30, 1999 and 2000.

Additional Stock Plan Information - As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations.

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net loss had the Company adopted the fair value method. For purposes of the pro forma disclosure, the fair value of stock-based awards to employees has been calculated using the minimum value method with the following additional weighted average assumptions: expected life, 3.5 years; risk-free interest 5.81%; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach, and cancellations are recognized as they occur. If the computed fair values of the Company's awards had been amortized to expense over their related vesting periods, the impact on net loss for the periods presented would not be material.

9. EMPLOYEE BENEFIT PLANS

The Company has a 401(k) plan (the "Plan") covering all employees who have met certain eligibility requirements. Under the Plan, employees may elect to contribute up to 15% of their eligible compensation to the Plan, subject to certain limitations. The Company does not make matching contributions to the Plan.

******

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial information presented herein gives effect to the Registrant's acquisition of certain assets and the assumption of certain liabilities of Hungry Minds, Inc. ("Hungry Minds"), which was completed on August 10, 2000. The Registrant's fiscal year end is the last Saturday of September. For convenience, the Registrant's fiscal year end is denoted in the accompanying pro forma financial information as September 30. Similarly, the thirty-nine week period ended June 24, 2000 is referred to as the nine months ended June 30, 2000.

The acquisition of Hungry Minds has been accounted for as a purchase business combination. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment. Appropriate recognition is given to the effect of the Registrant's borrowing rates and income taxes. Appropriate recognition has also been given to the Hungry Minds assets not acquired and liabilities not assumed.

The unaudited pro forma combined balance sheet as of June 30, 2000 gives effect to the acquisition of Hungry Minds as if it had been consummated on June 30, 2000. This balance sheet combines the respective unaudited historical balance sheets at June 30, 2000 of the Registrant and of Hungry Minds.

The unaudited pro forma combined statements of income give effect to the acquisition of Hungry Minds as if it had been consummated on October 1, 1998. The unaudited pro forma combined statement of income for the year ended September 30, 1999 combines the audited historical income statement of the Registrant for the twelve months ended September 30, 1999 and the unaudited statement of operations of Hungry Minds for the twelve months ended September 30, 1999. The unaudited pro forma combined statement of income for the nine months ended June 30, 2000 combines the respective unaudited income statements for the nine months ended June 30, 2000 of the Registrant and Hungry Minds.

The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The unaudited pro forma combined financial statements do not purport to present the financial position or results of operations of the Registrant had the acquisition of Hungry Minds occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined statements of income do not reflect any adjustments for synergies that management expects to realize upon consummation of the acquisition. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, which may be realized.

IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(IN THOUSANDS)

                                                     IDG Books    Hungry Minds
                                                      June 30,      June 30,      Pro Forma          Pro Forma
                                                        2000          2000       Adjustments          Combined
                                                    ------------  -------------  -----------        ------------
                      ASSETS
Current Assets:
  Cash and equivalents                             $        384  $         203  $      (203)(1)    $        384
  Accounts receivable- net                               56,889             68          (22)(1)          56,935
  Inventory - net                                        28,708           --            --               28,708
  Other current assets                                    4,961            146         (470)(2),(1)       4,637
  Deferred tax assets                                    24,049           --            --               24,049
                                                    ------------  -------------  -----------        ------------
    Total current assets                                114,991            417         (695)            114,713
Royalty advances - net                                   12,955           --            --               12,955
Property and equipment - net                             15,403          2,399          --               17,802
Intangible assets - net                                  73,714           --          4,679 (3)          78,393
Other assets                                              3,714             57          (57)(1)           3,714
                                                    ------------  -------------  -----------        ------------
       Total Assets                                $    220,777  $       2,873  $     3,927        $    227,577
                                                    ============  =============  ===========        ============

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accounts payable                                 $     11,121  $       1,168  $    (1,168)(1)    $     11,121
  Accrued liabilities                                    47,306          1,224         (346)(1)          48,184
  Deferred revenue                                         --               92          --                   92
  Capital lease obligations                                --              318          --                  318
  Notes payable - related parties                          --            2,949       (2,949)(2),(4)        --
  Other current liabilities                                --               54          (54)(1)            --
                                                    ------------  -------------  -----------        ------------
     Total current liabilities                           58,427          5,805       (4,517)             59,715

Long-term debt                                           82,000           --          4,400 (5)          86,400
Deferred tax liability                                    4,919           --            --                4,919
Capital lease obligations                                  --              671          --                  671
Other long-term liabilities                                --              104          (23)(1)              81
                                                    ------------  -------------  -----------        ------------
            Total liabilities                           145,346          6,580         (140)            151,786

Minority Interest                                            75           --                                 75

Commitments and contingencies

Stockholders' Equity (Deficit):
  Common stock                                               15           --            --                   15
  Warrant                                                  --             --            360 (6)             360
  Convertible preferred stock                              --           15,859      (15,859)(7)            --
  Additional paid-in capital                             49,552            371         (371)(7)          49,552
  Retained earnings (Accumulated deficit)                25,793        (19,937)      19,937 (7)          25,793
  Accumulated other comprehensive income (loss)              (4)          --            --                   (4)
                                                    ------------  -------------  -----------        ------------
        Total stockholders' equity (deficit)             75,356         (3,707)       4,067              75,716
                                                    ------------  -------------  -----------        ------------
             Total Liabilities and Stockholders'
                Equity (Deficit)                   $    220,777  $       2,873  $     3,927        $    227,577
                                                    ============  =============  ===========        ============

See notes to unaudited pro forma combined financial statements.

IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED SEPTERMBER 30, 1999
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                       IDG Books     Hungry
                                        For the    Minds For
                                         twelve    the twelve
                                         months      months
                                         ended       ended
                                       Sept. 30,   Sept. 30,    Pro Forma       Pro Forma
                                          1999        1999     Adjustments       Combined
                                       ----------  ----------  -----------     ------------
Revenue
  Net sales                           $  172,181  $      --   $      --       $    172,181
  Licensing and other revenues             7,595         --          --              7,595
                                       ----------  ----------  -----------     ------------
   Total net sales and revenues          179,776         --          --            179,776
                                       ----------  ----------  -----------     ------------

Total cost of sales                       92,589         --          --             92,589
Total selling, general and
  administrative expenses                 58,919       4,788         --             63,707
Depreciation/amortization                  5,209          88          780 (8)        6,077
                                       ----------  ----------  -----------     ------------
    Total operating expense              156,717       4,876          780          162,373
                                       ----------  ----------  -----------     ------------
Operating income (loss)                   23,059      (4,876)        (780)          17,403

Interest expense, net                      1,050          58          324 (9)        1,432
                                       ----------  ----------  -----------     ------------
Income (loss) before income taxes         22,009      (4,934)      (1,104)          15,971

Provision for taxes                        9,272          --       (2,564)(10)       6,708
                                       ----------  ----------  -----------     ------------
Net income (loss)                     $   12,737  $   (4,934) $     1,460     $      9,263
                                       ==========  ==========  ===========     ============
Net income per share:

    Basic                             $     0.88                              $       0.64
                                       ==========                              ============
    Diluted                           $     0.86                              $       0.62
                                       ==========                              ============
Shares used in per share calculation:

    Basic                                 14,395                                    14,395
                                       ==========                              ============
    Diluted                               14,823                                    14,823
                                       ==========                              ============

See notes to unaudited pro forma combined financial statements.

IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED JUNE 30, 2000
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                     IDG Books     Hungry
                                      For the    Minds For
                                        nine      the nine
                                       months      months
                                       ended       ended
                                      June 30,    June 30,    Pro Forma       Pro Forma
                                        2000        2000     Adjustments      Combined
                                     ----------  ----------  -----------     -----------
Revenue
  Net sales                         $  167,388  $      --   $      --       $   167,388
  Licensing and other revenues          10,136         110         --            10,246
                                     ----------  ----------  -----------     -----------
   Total net sales and revenues        177,524         110         --           177,634
                                     ----------  ----------  -----------     -----------
Total cost of sales                     98,167         --          --            98,167
Total selling, general and
  administrative expenses               51,859      13,770         --            65,629
Depreciation/amortization                4,513       1,256          585 (8)       6,354
                                     ----------  ----------  -----------     -----------
    Total operating expense            154,539      15,026          585         170,150
                                     ----------  ----------  -----------     -----------
Operating income                        22,985     (14,916)        (585)          7,484

Interest expense, net                    4,865          86          243 (9)       5,194
                                     ----------  ----------  -----------     -----------
Income before income taxes              18,120     (15,002)        (828)          2,290

Provision for taxes                      7,611                   (6,649)(10)        962
                                     ----------  ----------  -----------     -----------
Net income                          $   10,509  $  (15,002) $     5,821     $     1,328
                                     ==========  ==========  ===========     ===========
Net income per share:

    Basic                           $     0.72                              $      0.09
                                     ==========                              ===========
    Diluted                         $     0.71                              $      0.09
                                     ==========                              ===========
Shares used in per share calculation:

    Basic                               14,636                                   14,636
                                     ==========                              ===========
    Diluted                             14,767                                   14,767
                                     ==========                              ===========

See notes to unaudited pro forma combined financial statements.

IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Represents an adjustment to remove assets (liabilities) that were not acquired (assumed) by the Company.

(2) Represents the elimination of $400,000 non-interest bearing advance from IDGB to Hungry Minds.

(3) Represents goodwill and the fair value of other intangible assets established in connection with the acquisition, assuming that certain conditions, as stated in the Asset Purchase Agreement, are fulfilled. Related amortization expense is reflected over the estimated useful lives of these assets, not exceeding six years.

(4) Represents the elimination of promissory notes totaling $2,549,000 issued by Hungry Minds to its major shareholder and chief executive officer that were not assumed by the Company.

(5) Represents borrowings, on the Company's current credit agreement, to fund the acquisition.

(6) Represents a warrant issued to the shareholders of Hungry Minds in connection with the acquisition. The warrant provides for the purchase of 62,992 shares of IDGB stock at $8.50 per share, which expires in 2005, and becomes exercisable only if the Company's stock price reaches $24.9375.

(7) Represents elimination of Hungry Minds, Inc. equity accounts.

(8) Represents twelve months of amortization of Intangible Assets resulting from the acquisition for the year ended September 30, 1999 and nine months of amortization for the nine months ended June 30, 2000.

(9) Represents interest expense on borrowings incurred to fund the acquisition. Interest is calculated using an average LIBOR interest rate plus 1.5%. Pro forma adjustment assumes no principal payments for these borrowings during the periods presented.

(10) Represents the tax effect of the pro forma adjustments to arrive at a blended statutory rate of approximately 42.0%, recognizing the tax benefit of Hungry Minds' losses.

(c)Exhibits

Exhibits	Description
2.1*	Asset Purchase Agreement dated August 10, 2000 by and among the Company, Hungry Minds, Inc and the Shareholders of Hungry Minds, Inc.
23.1	Independent Auditors' Consent
99.1*	Press release of IDG Books Worldwide, Inc. dated August 10, 2000.

* Incorporated by reference from the Registrant's Report on Form 8-K (File No. 000-24617), filed with the Securities and Exchange Commission on August 25, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDG Books Worldwide, Inc.

Dated: October 24, 2000

By:	/s/ John M. Harris

John M. Harris
Senior Vice President and Chief Financial Officer